Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Jasper Therapeutics, Inc. on Form S-1, of our report dated May 24, 2021, relating to the financial statements of Amplitude Healthcare Acquisition Corporation, which are contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 15, 2021